CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (SEC File No. 333-15399) and the Registration Statement on Form S-3 (SEC File No. 333-71969) of our report dated May 20, 1999, relating to the consolidated financial statements of Datalink Systems Corporation appearing in the Annual Report on Form 10-K for the year ended March 31, 1999.


/s/ BDO Seidman, LLP
BDO Seidman, LLP

San Jose, California
June 21, 1999